Exhibit 11

                  UNITED NATURAL FOODS, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

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

                                                                     THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                                          APRIL 30,                           APRIL 30,
                                                                          ---------                           ---------

                                                                     1996          1997                  1996           1997
                                                                     ----          ----                  ----           ----
Primary:

  Weighted average shares outstanding                               8,713,100    12,378,425            8,713,100     11,055,343

  Net effect of dilutive stock options and stock warrants
    based upon the treasury stock method using the
    initial public offering price for 1996 periods and
    average stock price for 1997 periods                            1,421,593       298,610            1,421,593        276,467

                                                                 ------------   -----------         ------------    -----------
  Total                                                            10,134,693    12,677,035           10,134,693     11,331,810
                                                                 ============   ===========         ============    ===========

  Net income                                                       $1,552,023    $2,881,952           $2,030,556     $5,519,528
                                                                 ============   ===========         ============    ===========

  Per share amount                                                      $0.15         $0.23                $0.20          $0.49
                                                                 ============   ===========         ============    ===========


Fully diluted:

  Weighted average shares outstanding                               8,713,100    12,378,425            8,713,100     11,055,343

  Net effect of dilutive stock options and stock warrants
    based upon the treasury stock method using the
    initial public offering price for 1996 periods and
    period end stock price if higher than average stock
    price for 1997 periods                                          1,421,593       304,361            1,421,593        304,361

                                                                 ------------   -----------         ------------    -----------
  Total                                                            10,134,693    12,682,786           10,134,693     11,359,704
                                                                 ============   ===========         ============    ===========

  Net income                                                       $1,552,023    $2,881,952           $2,030,556     $5,519,528
                                                                 ============   ===========         ============    ===========

  Per share amount                                                      $0.15         $0.23                $0.20          $0.49
                                                                 ============   ===========         ============    ===========
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